Exhibit 4.2

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY INITIAL GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 15, 2003, among the guarantors set forth on Schedule I hereto (the “Guaranteeing Subsidiaries”), Univision Communications Inc., a Delaware corporation (the “Corporation”), and The Bank of New York, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an indenture, dated as of July 18, 2001, as previously supplemented and as now concurrently supplemented by that certain Officers’ Certificate, dated as of October 15, 2003 (together, the “Indenture”), providing for the issuance of aggregate principal amounts of $250,000,000 of 2.875% Senior Notes Due 2006 of the Corporation (the “2006 Notes”), $200,000,000 of 3.500% Senior Notes Due 2007 of the Corporation (the “2007 Notes”) and $250,000,000 of 3.875% Senior Notes Due 2008 of the Corporation (the “2008 Notes” and together with the 2006 Notes and the 2007 Notes, the “Notes”);

WHEREAS, the Indenture provides that the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Corporation’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiaries hereby agree that, with respect to the Notes only, the provisions of the Indenture, including but not limited to Article XIV, shall apply to the Guaranteeing Subsidiaries.

3.             RELEASES.

a.             In the event that any Guaranteeing Subsidiary is no longer a guarantor of any of the Corporation’s Credit Facilities, such Guaranteeing Subsidiary, on a date selected by the Corporation or such Guaranteeing Subsidiary, shall be unconditionally released from all of its obligations under its Note Guarantee.

b.             Any Guaranteeing Subsidiary not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture.

4.             NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Corporation.

[Signatures on Next Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc., general partner

By:
C. Douglas Kranwinkle
Executive Vice President

FONOHITS MUSIC PUBLISHING, INC.
FONOMUSIC, INC.
FONOVISA, INC.
PTI HOLDINGS, INC.
SUNSHINE ACQUISITION CORP.
UNIVISION ONLINE, INC.

By:
Robert V. Cahill
Vice President

UNIVISION EV-HOLDINGS, LLC

By:
Robert V. Cahill
Authorized Signatory

GALAVISION, INC.
TELEFUTURA NETWORK

By:
C. Douglas Kranwinkle
Secretary

TELEFUTURA OF SAN FRANCISCO, INC.
TELEFUTURA ORLANDO, INC.
TELEFUTURA TELEVISION GROUP, INC.
UNIVISION INVESTMENTS, INC.
UNIVISION MANAGEMENT CO.
UNIVISION MUSIC, INC.
UNIVISION OF ATLANTA, INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF PUERTO RICO INC.
UNIVISION OF RALEIGH, INC.

UNIVISION RADIO
UNIVISION TELEVISION GROUP, INC.
HBC FRESNO, INC.
HBC GP, INC.
HBC HOUSTON LICENSE CORPORATION
HBC ILLINOIS, INC.
HBC INVESTMENTS, INC.
HBC-LAS VEGAS, INC.
HBC LICENSE CORPORATION
HBC LOS ANGELES, INC.
HBC MANAGEMENT COMPANY, INC.
HBC NEW MEXICO, INC.
HBC NEW YORK, INC.
HBC PHOENIX, INC.
HBC PUERTO RICO, INC.
HBC SACRAMENTO, INC.
HBC SALES INTEGRATION, INC.
HBC SAN DIEGO, INC.
HBC TOWER COMPANY, INC.
KCYT-FM LICENSE CORP.
KECS-FM LICENSE CORP.
KESS-AM LICENSE CORP.
KESS-TV LICENSE CORP.
KHCK-FM LICENSE CORP.
KICI-AM LICENSE CORP.
KICI-FM LICENSE CORP.
KLSQ-AM LICENSE CORP.
KLVE-FM LICENSE CORP.
KMRT-AM LICENSE CORP.
KTNQ-AM LICENSE CORP.
LICENSE CORP. NO. 1
LICENSE CORP. NO. 2
MI CASA PUBLICATIONS, INC.
MOMENTUM RESEARCH, INC.
SPANISH COAST-TO-COAST LTD.
TC TELEVISION, INC.
TICHENOR LICENSE CORP.
TMS ASSETS CALIFORNIA, INC.
TMS LICENSE CALIFORNIA, INC.
WADO-AM LICENSE CORP.
WADO RADIO, INC.
WLXX-AM LICENSE CORP.
WPAT-AM LICENSE CORP.
WQBA-AM LICENSE CORP.

WQBA-FM LICENSE CORP.

By:
C. Douglas Kranwinkle
Vice President

HBC BROADCASTING TEXAS, L.P.
HBC BROADCASTING PUERTO RICO, L.P.

By:	HBC GP, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

HBCi, LLC
HBC FLORIDA, LLC

By:	Univision Radio, manager

By:
C. Douglas Kranwinkle
Vice President

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura of San Francisco, Inc., member

By:
C. Douglas Kranwinkle
Vice President

UNIVISION NEW YORK LLC
UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey Inc., member

By:
C. Douglas Kranwinkle
Vice President

STATIONS WORKS, LLC
TELEFUTURA ALBUQUERQUE LLC
TELEFUTURA BAKERSFIELD LLC
TELEFUTURA BOSTON LLC
TELEFUTURA CHICAGO LLC

TELEFUTURA D.C. LLC
TELEFUTURA DALLAS LLC
TELEFUTURA FRESNO LLC
TELEFUTURA HOUSTON LLC
TELEFUTURA LOS ANGELES LLC
TELEFUTURA MIAMI LLC
TELEFUTURA SACRAMENTO LLC
TELEFUTURA SOUTHWEST LLC
TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., member

By:
C. Douglas Kranwinkle
Vice President

TELEFUTURA PARTNERSHIP OF DOUGLAS
TELEFUTURA PARTNERSHIP OF FLAGSTAFF
TELEFUTURA PARTNERSHIP OF FLORESVILLE
TELEFUTURA PARTNERSHIP OF PHOENIX
TELEFUTURA PARTNERSHIP OF SAN ANTONIO
TELEFUTURA PARTNERSHIP OF TUCSON

By:	Telefutura Television Group, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

UNIVISION MUSIC LLC

By:	Univision Music, Inc., managing member

By:
C. Douglas Kranwinkle
Vice President

UNIVISION ATLANTA LLC

By:	Univision of Atlanta Inc., member

By:
C. Douglas Kranwinkle
Vice President

WUVC LICENSE PARTNERSHIP, G.P.

By:	Univision of Raleigh, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

KAKW LICENSE PARTNERSHIP, L.P.
UVN TEXAS L.P.
KDTV LICENSE PARTNERSHIP, G.P.
KFTV LICENSE PARTNERSHIP, G.P.
KMEX LICENSE PARTNERSHIP, G.P.
KTVW LICENSE PARTNERSHIP, G.P.
KUVI LICENSE PARTNERSHIP, G.P.
KUVN LICENSE PARTNERSHIP, L.P.
KUVS LICENSE PARTNERSHIP, G.P.
KWEX LICENSE PARTNERSHIP, L.P.
KXLN LICENSE PARTNERSHIP, L.P.
WGBO LICENSE PARTNERSHIP, G.P.
WLTV LICENSE PARTNERSHIP, G.P.
WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., general partner

By:
C. Douglas Kranwinkle
Vice President

UNIVISION CLEVELAND LLC
UNIVISION TEXAS STATIONS LLC

By:	Univision Television Group, Inc., member

By:
C. Douglas Kranwinkle
Vice President

HPN NUMBERS, INC.

By:
C. Douglas Kranwinkle
Vice President

UNIVISION COMMUNICATIONS INC.

By:
Name: C. Douglas Kranwinkle
Title: Executive Vice President

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

SCHEDULE I

SCHEDULE OF INITIAL GUARANTORS

Fonohits Music Publishing, Inc.

Fonomusic, Inc.

Fonovisa, Inc.

Galavision, Inc.

HPN Numbers, Inc.

KAKW License Partnership, L.P.

KDTV License Partnership, G.P.

KFTV License Partnership, G.P.

KMEX License Partnership, G.P.

KTVW License Partnership, G.P.

KUVI License Partnership, G.P.

KUVN License Partnership, L.P.

KUVS License Partnership, G.P.

KWEX License Partnership, L.P.

KXLN License Partnership, L.P.

PTI Holdings, Inc.

Station Works, LLC

Sunshine Acquisition Corp.

Telefutura Albuquerque LLC

Telefutura Bakersfield LLC

Telefutura Boston LLC

Telefutura Chicago LLC

Telefutura D.C. LLC

Telefutura Dallas LLC

Telefutura Fresno LLC

Telefutura Houston LLC

Telefutura Los Angeles LLC

Telefutura Miami LLC

Telefutura Network

Telefutura of San Francisco, Inc.

Telefutura Orlando, Inc.

Telefutura Partnership of Douglas

Telefutura Partnership of Flagstaff

Telefutura Partnership of Floresville

Telefutura Partnership of Phoenix

Telefutura Partnership of San Antonio

Telefutura Partnership of Tucson

Telefutura Sacramento LLC

Telefutura San Francisco LLC

Telefutura Southwest LLC

Telefutura Tampa LLC

Telefutura Television Group, Inc.

The Univision Network Limited Partnership

Univision Atlanta LLC

Univision Cleveland LLC

Univision Investments, Inc.

Univision Management Co.

Univision Music LLC

Univision Music, Inc.

Univision New York LLC

Univision of Atlanta Inc.

Univision of New Jersey Inc.

Univision of Puerto Rico Inc.

Univision Online, Inc.

Univision Philadelphia LLC

Univision Television Group, Inc.

Univision Texas Stations LLC

Univision-EV Holdings, LLC

UVN Texas L.P.

WGBO License Partnership, G.P.

WLTV License Partnership, G.P.

WXTV License Partnership, G.P.

Univision Radio

HBC Broadcasting Puerto Rico, L.P.

HBC Broadcasting Texas, L.P.

HBC Florida, LLC

HBC Fresno, Inc.

HBC GP, Inc.

HBC Houston License Corporation

HBC Illinois, Inc.

HBC Investments, Inc.

HBC-Las Vegas, Inc.

HBC License Corporation

HBC Los Angeles, Inc.

HBC Management Company, Inc.

HBC New Mexico, Inc.

HBC New York, Inc.

HBC Phoenix, Inc.

HBC Puerto Rico, Inc.

HBC Sacramento, Inc.

HBC Sales Integration, Inc.

HBC San Diego, Inc.

HBC Tower Company, Inc.

HBCi, LLC

KCYT-FM License Corp.

KECS-FM License Corp.

KESS-AM License Corp.

KESS-TV License Corp.

KHCK-FM License Corp.

KICI-AM License Corp.

KICI-FM License Corp.

KLSQ-AM License Corp.

KLVE-FM License Corp.

KMRT-AM License Corp.

KTNQ-AM License Corp.

License Corp. No. 1

License Corp. No. 2

Mi Casa Publications, Inc.

Momentum Research, Inc.

Spanish Coast-to-Coast Ltd.

T C Television, Inc.

Tichenor License Corp.

TMS Assets California, Inc.

TMS License California, Inc.

WADO-AM License Corp.

WADO Radio, Inc.

WLXX-AM License Corp.

WPAT-AM License Corp.

WQBA-AM License Corp.

WQBA-FM License Corp.

Univision of Raleigh, Inc.

WUVC License Partnership, G.P.